UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2024

ASTRANA HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37392	95-4472349
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801

(Address of Principal Executive Offices) (Zip Code)

(626) 282-0288

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ASTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 7, 2023, Astrana Health, Inc. (the “Company”) filed a Current Report on Form 8-K reporting that it entered into an Asset and Equity Purchase Agreement (as amended, the “Purchase Agreement”) to acquire (i) all of the outstanding general and limited partnership interests of Advanced Health Management Systems, L.P. (“AHMS”) and (ii) substantially all the assets of Community Family Care Medical Group IPA, Inc. (“CFC”). Also on November 7, 2023, Astrana Health Management, Inc. (f/k/a Network Medical Management, Inc.), a wholly-owned subsidiary of the Company, entered into a Stock Purchase Agreement (the “I Health Purchase Agreement”) to purchase 25% of the outstanding shares of common stock of I Health, Inc.

As previously announced in a Current Report on Form 8-K filed on February 2, 2024, on January 31, 2024, the first closing under the Purchase Agreement occurred, and the Company completed its acquisition of CFC’s assets pursuant to the terms of the Purchase Agreement. On March 31, 2024, the Company completed both the second closing under the Purchase Agreement, thus acquiring the outstanding general and limited partnership interests of AHMS, and the closing of the I Health Purchase Agreement.

In connection with the closing of the Purchase Agreement, the parties to the Purchase Agreement entered into Amendment No. 2 to the Purchase Agreement (the “CFC Amendment”) on March 29, 2024, which provided for minor modifications to the Purchase Agreement. In addition, in connection with the closing of the I Health Purchase Agreement, the parties to the I Health Purchase Agreement entered into Amendment No. 1 to the I Health Purchase Agreement (the “I Health Amendment” and, together with the CFC Amendment, the “Amendments”) on March 31, 2024, which amended the I Health Purchase Agreement by, among other things, adjusting the purchase price and providing for a contingent payment to I Health payable within 90 days of closing. The foregoing description of the Amendments does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendments, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 2 to Asset and Equity Purchase Agreement, dated as of March 29, 2024, by and among Metropolitan IPA, a California professional corporation, Astrana Health Enablement of CA LLC (f/k/a ApolloCare Enablement of CA, LLC), Astrana Health Management, Inc. (f/k/a Network Medical Management, Inc.), Astrana Health, Inc. (f/k/a Apollo Medical Holdings, Inc.), Community Family Care Medical Group IPA, Inc., Advanced Health Management Systems, L.P., Accie M. Mitchell and Gloria C. Mitchell, as Co-Trustees of the Mitchell Family Trust dated July 2, 2003, CFC Management, LLC, the other parties thereto and Marc Mitchell, as the Equityholder Representative.
10.2*	Amendment No. 1 to Stock Purchase Agreement, dated as of March 31, 2024, by and among Astrana Health Management, Inc. (f/k/a Network Medical Management, Inc.), I Health, Inc., Ronald Brandt and Allison Brandt.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRANA HEALTH, INC.

Date: April 2, 2024	By:	/s/ Brandon Sim
	Name:	Brandon Sim
	Title:	Chief Executive Officer and President